Exhibit 77-Q1

EXHIBITS

(g)(1) Form of Agreement and Plan of Reorganization between the Registrant, on behalf of the Fund, and Pilgrim Advisory Funds, Inc., on behalf of Pilgrim LargeCap Leaders Fund, is incorporated by reference to the Registration Statement on Form N-14 as filed on November 28, 2000.

(g)(2) Form of Agreement and Plan of Reorganization between the Registrant, on behalf of the Fund, and Pilgrim Advisory Funds, Inc., on behalf of Pilgrim MidCap Value Fund, is incorporated by reference to the Registration Statement on Form N-14 as filed on November 28, 2000.